Exhibit 2

                                Robert J. Higgins
                      Trans World Entertainment Corporation
                               38 Corporate Circle
                             Albany, New York 12203


November 28, 2007


Mr. Bryant Riley
Riley Investment Management LLC
11100 Santa Monica Boulevard, Suite 810
Los Angeles, California 90025


     Re:  Letter of Intent - Possible Going Private Transaction
          -----------------------------------------------------


Dear Bryant:

     This letter outlines our understanding regarding a possible going private transaction in which we would jointly acquire (the "Acquisition") all outstanding shares of the common stock, par value $0.01 per share (the "Common Stock"), of Trans World Entertainment Corporation ("Trans World") not owned by us or by other persons or entities who may participate with us.


                                Summary of Terms
                                ----------------


Formation of Venture Entity             We will jointly form, directly or
                                        indirectly, a Delaware limited liability
                                        company ("Venture LLC") for the purpose
                                        of making a bid to acquire the shares
                                        held by the public stockholders of
                                        Trans World. The sole members of
                                        Venture LLC will be "Higgins LLC" and
                                        "Riley LLC" (both as defined below).
..
Capitalization of Venture LLC           No earlier than immediately  prior to
                                        the Acquisition as Robert J. Higgins
                                        ("Higgins") may designate,  a limited
                                        liability company formed by Higgins
                                        ("Higgins LLC") will contribute to
                                        Venture LLC at least 12,000,000  shares
                                        of Common Stock and a limited liability company ("Riley LLC") formed by Riley
                                        Investment  Management LLC ("Riley")
                                        will contribute to Venture LLC at least
                                        3,500,000  shares,  but no more than
                                        5,500,000  shares, of Common Stock.

Ownership and Governance of Venture LLC The ownership and governance of Venture
                                        LLC shall be structured and implemented
                                        as agreed by Higgins and Riley.

Acquisition Bid                         Riley  hereby  acknowledges  that  (i)
                                        Higgins  has  advised  it that,  on

                                        November 7, 2007,  Higgins submitted to
                                        the Special Committee of the Trans
                                        World board of directors a letter (the
                                        "Acquisition  Proposal")  in which
                                        he has  proposed a  transaction  under
                                        which Trans World would be acquired
                                        by an acquisition vehicle,  such as
                                        Venture LLC, and (ii) Riley desires to
                                        participate  in such  Acquisition
                                        Proposal  upon the terms and subject to
                                        the conditions set forth in this Letter
                                        of Intent.

                                        As contemplated by the Acquisition
                                        Proposal, Riley and Higgins agree to
                                        jointly seek to effect the
                                        Acquisition through a merger
                                        transaction in which the holders of
                                        Common Stock other than Venture LLC
                                        will receive consideration of $5.00
                                        per share in cash.

                                        Changes in the Acquisition Proposal
                                        will require the approval of Riley
                                        LLC, but if Riley LLC does not
                                        approve any proposed change to the
                                        Acquisition Proposal, Higgins LLC
                                        reserves the right to offer to effect
                                        the Acquisition directly, without the
                                        participation of Venture LLC, Riley,
                                        Riley LLC or any other person or
                                        entity.

                                        Venture LLC will sign definitive
                                        documentation with respect to the
                                        Acquisition (including all related
                                        debt financing agreements) only upon
                                        approval of both Higgins LLC and
                                        Riley LLC. Riley LLC, through its
                                        managing member, will also be able to
                                        reasonably participate in the
                                        Acquisition process, including
                                        reasonable participation in the
                                        negotiation of definitive
                                        documentation and a due diligence
                                        review of Trans World in respect of
                                        the Acquisition.

Transaction and Organizational
Documents                               Higgins  and  Riley  will  negotiate  in
                                        good  faith  the  terms  of  the
                                        definitive  documentation  relating to
                                        the transactions and reflecting the
                                        organizational   structure  outlined  in
                                        this  Letter  of  Intent,  which
                                        definitive   documentation   will
                                        contain  (as  applicable)   such  other
                                        customary   terms  and   conditions
                                        acceptable  to  Higgins  and  Riley,
                                        including, without limitation,
                                        indemnities,  exculpation,
                                        representations and  warranties,  etc.;
                                        provided,  however,  that Higgins and
                                        Riley agree that (except as expressly
                                        provided herein to the contrary) no
                                        obligations shall  arise  hereunder
                                        between  Higgins and Riley,  or their
                                        respective affiliates, other than to so negotiate in good faith until such time as such definitive documentation shall have been mutually executed and delivered.

No Binding Effect                       The parties  agree that (i) this Letter
                                        of Intent is an  expression of the
                                        parties'  intention  to  negotiate  in
                                        good  faith  the  arrangements  and
                                        acquisition  bid  contemplated  hereby
                                        and  otherwise  is  not a  legally
                                        binding agreement,  except for the
                                        provisions  relating to Transaction and
                                        Organizational  Documents,  No Binding
                                        Effect,  Governing  Law,  Term and
                                        Subject  Person,  (ii) the  failure to
                                        execute  and  deliver a  definitive
                                        agreement  shall  impose  no  liability
                                        on  Higgins  or  Riley  or  their
                                        respective  affiliates  and (iii) upon
                                        the  termination  of this Letter of
                                        Intent, none of the parties shall have
                                        any further obligations  hereunder,
                                        except that the provisions relating to No Binding Effect and Governing
                                        Law shall survive such termination.

Governing Law                           This Letter of Intent shall be
                                        governed by and construed in
                                        accordance with the laws of the State
                                        of New York without regard to the
                                        conflicts of law principles thereof.

Term Except as otherwise specifically provided in this letter agreement, the obligations of Higgins and Riley under this Letter of Intent shall terminate at the earlier of 60 days after the date hereof and the date that definitive documentation in connection with the transactions contemplated hereby has been signed among Trans World, Venture LLC and/or the parties hereto and their respective affiliates.

Subject Person                          The parties hereto intend that, by
                                        Riley's execution and delivery of this
                                        Letter of Intent, each of Bryant Riley,
                                        Riley, Riley Investment Partners Master
                                        Fund, L.P. and B. Riley & Co., LLC
                                        be deemed a "Subject Person" within
                                        the meaning of that certain Consent and
                                        Agreement, dated as of November 20,
                                        2007, by and among Higgins, Riley and
                                        Trans World.


                         [Signatures on following page]

     Please return a signed copy of this Letter of Intent duly signed by you in order to indicate, subject to contract, acceptance of the above terms and conditions.

                                                     Very truly yours,

                                                     /s/ Robert J. Higgins
                                                     --------------------------
                                                     Robert J. Higgins




Accepted and Agreed to on
November 28, 2007

Riley Investment Management LLC



By:   /s/ Bryant Riley
      -----------------------------------
      Name:   Bryant Riley
      Title:  Managing Member